Exhibit 99.1

Velocity Enters into Agreements to Acquire Toorak’s Operating Platform and Manage Toorak’s $3 Billion Business-Purpose Loan Portfolio

The acquisition materially scales Velocity’s platform and adds a capital-light, high-return, fee-based business with diversified origination channels and product suite

Westlake Village, CA – August 27, 2026 – Velocity Financial, Inc. (NYSE: VEL; “Velocity” or the “Company”) today announced a definitive agreement to acquire the operating platform of Toorak Capital LLC (“Toorak”), a business-purpose lending and asset management platform which is majority owned by funds advised by affiliates of KKR, a leading global investment firm. Toorak has also entered into separate agreements with a third-party investment firm for the purchase of Toorak’s existing portfolio of business-purpose loans (“BPL”) totaling approximately $3 billion in unpaid principal balance across whole loans and loans held in Toorak Mortgage Trust and TRK Trust securitizations.

In connection with the closing of the transactions, Velocity will also enter into an agreement with the third-party investment firm to manage the portfolio acquired from Toorak, as well as agreements to sell future Toorak loan production to the third-party investment firm and other counterparties.

The total value of the platform and portfolio transactions is estimated at approximately $3.2 billion based on Toorak’s consolidated balance sheet as of June 30, 2026.

Toorak provides real estate investors with the capital required to buy, renovate and/or rent residential properties. Since its inception in 2016, Toorak has funded over $20 billion in cumulative volume across almost 43,000 loans. Toorak’s BPL products include short-term single-family and multifamily residential transition loans (“RTL”), ground-up construction loans and long-term rental property loans (debt service coverage ratio or “DSCR” loans) secured by residential properties. Toorak has established a competitive position driven by its differentiated, AI-powered omnichannel asset sourcing and asset management platform, comprehensive product suite, industry-leading securitization program (including the first-ever rated RTL securitization), and established presence across the United States and United Kingdom markets.

The Toorak acquisition delivers compelling strategic and financial value to Velocity, including:

•	Meaningfully enhancing the scale of its origination (+76%) and servicing (+39%) platform

•	Broadening and diversifying lending business by significantly expanding the RTL and DSCR products and adding a direct retail origination channel

•	Expanding market reach into the United Kingdom

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Increasing earnings and return on equity (“ROE”) contribution from fee-based revenue streams (origination-related and servicing / asset management fees) through forward loan sale agreements to support the transition of the Toorak platform to a primarily capital-light operating model

Velocity expects the transactions to be accretive to GAAP earnings in 2027, generate an attractive ROE, and further position the Company for sustained growth and long-term shareholder value creation.

“This acquisition reflects our commitment to scaling responsibly and deepening our presence in segments where we see durable, long-term demand,” said Chris Farrar, Co-Founder and Chief Executive Officer of Velocity. “Toorak’s exceptional team and platform are highly complementary to what we’ve built, and together we’re positioned to serve a broader set of borrowers and capital partners with greater speed and efficiency. We are thrilled to partner with the highly skilled team of professionals at Toorak.”

“When we founded Toorak in 2016, our thesis was that residential real estate investors were underserved by institutional capital. Over $20 billion in loans later, that thesis has been proven. Partnering with Velocity lets us pursue the opportunity at even greater scale,” said John Beacham, Founder and Chief Executive Officer of Toorak. “Our team will continue doing what it does best — serving our borrowers and lending partners with a consistent standard of excellence. I want to thank KKR for a decade of partnership and thank our employees, whose work made this outcome possible.”

“John and the Toorak team have built an impressive platform that has meaningfully improved financing options for the real estate mortgage market over the past decade,” said Avi Korn and Chris Mellia, Global Co-Heads of Asset-Based Finance at KKR. “We are pleased to have supported their growth through our Asset-Based Finance strategy and are confident that Velocity will be a strong partner to Toorak going forward.”

Transaction Details

The acquisition by Velocity is structured as a 100% cash purchase of Toorak’s operating platform, including Merchants Mortgage & Trust Corporation (“Merchants”), which is Toorak’s direct origination business in the United States, and Toorak’s lending operations in the United States and the United Kingdom.

Globally, Toorak has approximately 280 employees as of June 30, 2026, including approximately 120 employees of Merchants. The Company expects the acquisition to close in the fourth quarter of 2026, subject to the satisfaction of customary closing conditions.

Following the consummation of the transactions, Toorak will maintain its existing brands across its respective lending segments, including the Merchants brand, and will continue to be led by Founder and Chief Executive Officer John Beacham and the current management team and retain its corporate headquarters in Tampa, Florida. Upon closing, Mr. Beacham will become an Executive Vice President of Velocity Commercial Capital, LLC (“VCC”) and Toorak will become a subsidiary of VCC, with its operations reflected in the Company’s consolidated financial statements.

Conference Call

Velocity’s executive management team will host a conference call and webcast on August 27, 2026, at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time to discuss the acquisition. The conference call will be webcast live and can be accessed through the Events and Presentations section of the Velocity Financial Investor Relations website: https://www.velfinance.com/events-and-presentations.

To participate by phone, please dial-in 15 minutes prior to the start time to allow for wait time to access the conference call. The live conference call will be accessible by dialing 1-646-307-1963 in the U.S. and for international callers. Callers should use the conference ID 5566224 to join the call.

Advisors

Barclays Capital Inc. served as exclusive financial advisor to Velocity and Piper Sandler & Co. served as exclusive financial advisor to Toorak and KKR. Simpson Thacher & Bartlett LLP and Morgan, Lewis & Bockius LLP served as legal counsel to Velocity and Dechert LLP served as legal counsel to Toorak and KKR.

About Velocity

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages business-purpose loans secured by 1-4 unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 22 years.

About Toorak

Founded in 2016 with backing from KKR, Toorak Capital LLC is a business-purpose lending and asset management platform focused on residential real estate investors across the United States and United Kingdom markets. The platform offers a range of lending solutions including RTL, ground-up construction and DSCR loan products and has funded over $20 billion of cumulative volume across almost 43,000 loans since inception.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Exchange Act, as amended, including, but not limited to, statements that relate to the anticipated benefits of the transactions and the expected synergies from the transactions. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond Velocity Financial Inc.’s (the “Company,” “we,” “us” or “our”) control. The Company cautions that the forward-looking information contained in this press release is not a guarantee of future events, and that actual events and results may differ materially from those made in, or suggested by, the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” or “continue,” or the negative thereof, or variations thereon, or similar terminology.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including, but not limited to: (i) the risk that the proposed transactions described in this press release may not be completed in a timely manner or at all, which may adversely affect our business; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transactions, including the receipt of certain regulatory approvals; (iii) the occurrence of any event, change, or circumstance that could give rise to the termination of the proposed transactions; (iv) the effect of the announcement of the proposed transactions on the Company’s business relationships, operating results, and business generally; (v) unexpected costs, charges, or expenses resulting from the proposed transactions; and (vi) other risks described in the risk factors set forth in the Company’s filings with the SEC, including the most recent Annual Report on Form 10-K, filed with the SEC on March 12, 2026 and Quarterly Report on Form 10-Q filed with the SEC on August 6, 2026.

Any forward-looking information presented herein is made only as of the date of this press release. Except as required by applicable law, the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Investors and Media:

Chris Oltmann

(818) 532-3708